NEITHERTHEISSUANCEANDSOFTHESECURITIESREPRESENTEDBYTHISCERTIFICATENORTHESECURITIESINTOWHICHTHESESECURITIES ARECONVERTIBLEHAVEBEENREGISTEREDUNDERTHESECURITIESACTOF1933,ASAMENDED,ORAPPLICABLESTATESECURITIESLAWS.THESECURITIESMAYNOTBEOFFEREDFORSALE,SOLD,TRANSFERREDOR ASSIGNED(I)INTHEABSENCEOF(A)ANEFFECTIVEREGISTRATION STATEMENTFORTHESECURITIESUNDERTHESECURITIESACTOF1933,AS AMENDED,OR (B)AN OPINION OFCOUNSEL (WHICH COUNSELSHALL BESELECTEDBYTHEHOLDER),INAGENERALLYACCEPTABLEFORM,THATREGISTRATION IS NOT REQUIREDUNDER SAID ACT OR(II) UNLESS SOLD PURSUANTTORULE144ORRULE144AUNDERSAIDACT.NOTWITHSTANDINGTHEFOREGOING,THESECURITIESMAYBEPLEDGEDINCONNECTIONWITHABONAFIDEMARGINACCOUNTOROTHERLOANORFINANCINGARRANGEMENTSECUREDBYTHESECURITIES.

PrincipalAmount:$37,000.00 IssueDate:July28,2015

PurchasePrice:$35,000.00

CONVERTIBLEPROMISSORYNOTE

FORVALUERECEIVED,MaxSoundCorporation,aDelawarecorporation(hereinaftercalledthe“Borrower”),herebypromisestopaytotheorderofOAKMOREOPPORTUNITYFUNDILPaDelawarelimitedpartnership,orregisteredassigns(the“Holder”)thesumof$37,000.00togetherwithanyinterestassetforthherein,onJuly29,2016 (the“MaturityDate”),andtopayinterestontheunpaidprincipalbalancehereofattherateof eightpercent(8%)(the“InterestRate”)perannumfromthedatehereof(the“IssueDate”)untilthesamebecomesdueandpayable,whetheratmaturityoruponaccelerationorbyprepaymentorotherwise.ThisNotemaynotbeprepaidinwholeorinpartexceptasotherwiseexplicitlysetforthherein.AnyamountofprincipalorinterestonthisNotewhichisnotpaidwhendueshallbearinterestattherateoftwenty-two(22%)perannumfromtheduedatethereofuntilthesameispaid(“DefaultInterest”).InterestshallcommenceaccruingonthedatethattheNoteisfully paidandshallbecomputedonthebasisofa365-dayyearandtheactualnumberofdayselapsed. Allpaymentsduehereunder(totheextentnotconvertedintocommonstock,noparvalueper share(the“CommonStock”)inaccordancewiththetermshereof)shallbemadeinlawfulmoneyoftheUnitedStatesofAmerica.AllpaymentsshallbemadeatsuchaddressastheHoldershallhereaftergivetotheBorrowerbywrittennoticemadeinaccordancewiththeprovisionsofthisNote.WheneveranyamountexpressedtobeduebythetermsofthisNoteis dueonany daywhichisnot abusinessday, thesameshall insteadbedue onthenext succeeding daywhichisabusinessdayand,inthecaseofanyinterestpaymentdatewhichisnotthedateon whichthisNoteispaidinfull,theextensionoftheduedatethereofshallnotbetakeninto accountforpurposesofdeterminingtheamountofinterestdueonsuchdate.Asusedinthis Note,theterm“businessday”shallmeananydayotherthanaSaturday,Sundayoradayon whichcommercialbanksinthecityofNewYork,NewYorkareauthorizedorrequiredbylaw orexecutiveordertoremainclosed.Eachcapitalizedtermusedherein,andnototherwisedefined,shallhavethemeaningascribedtheretointhatcertainSecuritiesPurchaseAgreement

dated the date hereof, pursuant to which this Note was originally issued (the “PurchaseAgreement”).

ThisNoteisfreefromalltaxes,liens,claimsandencumbranceswithrespecttotheissuethereofandshallnotbesubjecttopreemptiverightsorothersimilarrightsofshareholdersoftheBorrowerandwillnotimposepersonalliabilityupontheholderthereof.

ThefollowingtermsshallapplytothisNote:

ARTICLEI.CONVERSIONRIGHTS

                           ConversionRight.TheHoldershallhavetherightfromtimetotime,and atanytimeduringtheperiodbeginningonthedatewhichisonehundredeightyone(181)days followingthedateofthisNoteandendingonthelaterof:(i)theMaturityDateand(ii)thedateofpaymentoftheDefaultAmount(asdefinedinArticleIII)pursuanttoSection1.6(a)orArticleIII,eachinrespectoftheremainingoutstandingprincipalamountofthisNotetoconvertallor anypartoftheoutstandingandunpaidprincipalamountofthisNoteintofullypaidandnon- assessablesharesofCommonStock,assuchCommonStockexistsontheIssueDate,orany sharesofcapitalstockorothersecuritiesoftheBorrowerintowhichsuchCommonStockshallhereafterbechangedorreclassifiedattheconversionprice(the“ConversionPrice”)determined asprovidedherein(a“Conversion”);provided,however,thatinnoeventshalltheHolderbeentitledtoconvertanyportion ofthisNotein excessofthatportionof thisNoteuponconversion ofwhichthesumof(1)thenumberofsharesofCommonStockbeneficiallyownedbytheHolderanditsaffiliates(otherthansharesofCommonStockwhichmaybedeemedbeneficially ownedthroughtheownershipoftheunconvertedportionoftheNotesortheunexercisedor unconvertedportionofanyothersecurityoftheBorrowersubjecttoalimitationonconversion orexerciseanalogoustothelimitationscontainedherein)and(2)thenumberofsharesof CommonStockissuableupontheconversionoftheportionofthisNotewithrespecttowhich thedeterminationofthisprovisoisbeingmade,wouldresultinbeneficialownershipbytheHolderanditsaffiliatesofmorethan9.99%oftheoutstandingsharesofCommonStock.For purposesoftheprovisototheimmediatelyprecedingsentence,beneficialownershipshallbedeterminedinaccordancewithSection13(d)oftheSecuritiesExchangeActof1934,as amended(the“ExchangeAct”),andRegulations13D-Gthereunder,exceptasotherwiseprovidedinclause(1)ofsuchprovisoThenumberofsharesofCommonStocktobeissuedupon eachconversionofthisNoteshallbedeterminedbydividingtheConversionAmount(asdefined below)bytheapplicableConversionPricethenineffectonthedatespecifiedinthenoticeof conversion,intheformattachedheretoasExhibitA(the“NoticeofConversion”),deliveredto theBorrowerbytheHolderinaccordancewithSection1.4below;providedthattheNoticeof Conversionissubmittedbyfacsimileore-mail(orbyothermeansresultingin,orreasonably expectedtoresultin,notice)totheBorrowerbefore6:00p.m.,NewYork,NewYorktimeon suchconversiondate(the“ConversionDate”).Theterm“ConversionAmount”means,with respecttoanyconversionofthisNote,thesumof(1)theprincipalamountofthisNotetobeconvertedinsuchconversionplus(2)attheHolder’soption,accruedandunpaidinterest,ifany, onsuchprincipalamountattheinterestratesprovidedinthisNotetotheConversionDate, plus(3)attheHolder’soption,DefaultInterest,ifany,ontheamountsreferredtointheimmediatelyprecedingclauses(1)and/or(2)plus(4)attheHolder’soption,anyamountsowed totheHolderpursuanttoSections1.3and1.4(g)hereof.

ConversionPrice.

a)                    CalculationofConversionPrice.Theconversionprice(the“ConversionPrice”)shallequaltheVariableConversionPrice(asdefinedherein)(subjectto equitableadjustmentsforstocksplits,stockdividendsorrightsofferingsbytheBorrower relatingtotheBorrower’ssecuritiesorthesecuritiesofanysubsidiaryoftheBorrower, combinations,recapitalization,reclassifications,extraordinarydistributionsand similar events).The"VariableConversionPrice"shallmean65%multipliedbytheMarketPrice(as definedherein)(representingadiscountrateof30%).“MarketPrice”meanstheaverageofthetwolowestTradingPrices(asdefinedbelow)fortheCommonStockduringthefifteen(15) TradingDayperiodendingonthelatestcompleteTradingDaypriortotheConversionDate. “TradingPrice”means,foranysecurityasofanydate,theclosingbidpriceontheOver-the- CounterBulletinBoard,orapplicabletradingmarket(the“OTCQB”)asreportedbyareliablereportingservice(“ReportingService”)designatedbytheHolder(i.e.Bloomberg)or,iftheOTCQBisnottheprincipaltradingmarketforsuchsecurity,theclosingbidpriceofsuch securityontheprincipalsecuritiesexchangeortradingmarketwheresuchsecurityislistedor tradedor,ifnoclosingbidpriceofsuchsecurityisavailableinanyoftheforegoingmanners,theaverageoftheclosingbidpricesofanymarketmakersforsuchsecuritythatarelistedinthe“pinksheets”bytheNationalQuotationBureau,Inc.IftheTradingPricecannotbecalculated forsuchsecurityonsuchdateinthemannerprovidedabove,theTradingPriceshallbethefair market valueas mutuallydetermined bytheBorrower andthe holdersofa majorityin interestof theNotesbeingconvertedforwhichthecalculationoftheTradingPriceisrequiredinorderto determinetheConversionPriceofsuchNotes.Provided,however,thatiftheclosingbidpriceforthecommonstockontheClearingDate(definedbelow)islowerthantheClosingBidPrice, thentheConversionPriceshallbeadjustedsuchthatthediscountrateshallbetakenfromtheclosingbidpriceontheClearingDate,andtheCompanyshallissueadditionalsharestotheHoldertoreflectsuchadjustedConversionPrice;andprovidedfurther,thatiftheCompany’s commonstockbecomeschilledbyDepositTrustCorporation(DTC)atthetimethatanyportionoftheprincipalandinterestofthisNoteisconvertedbyHolder,thantheVariableConversion Priceshallbefortypercent(representingadiscountof60%)forsolongastheCommonStockis chilled.ForpurposesofthisAgreement,theClearingDateshallbeonthedateinwhichtheConversionSharesaredepositedintotheHolder’sbrokerageaccountandHolder’sbrokerhas confirmedwithHolderthattheHoldermayexecutetradesoftheConversionShareswithoutrestriction.IfsuchnoticeisreceivedfromthebrokerbytheHolderafter12:00PMEastern StandardTime,thenoticeshallbedeemedtohavebeenreceivedonthenextTradingDay. “TradingDay”shallmeananydayonwhichtheCommonStock istradableforanyperiodontheOTCQB,orontheprincipalsecuritiesexchangeorothersecuritiesmarketonwhichtheCommonStockisthenbeingtraded.

b)                   Holder’sRightofAlternativeConversionPrice.IftheCompanyin anymannerissuesorsellsorentersintoanyagreementtoissueorsell,anyCommonStockor ConvertibleSecurities(anysuchsecurities,“VariablePriceSecurities”)aftertheClosingDatethatareissuablepursuanttosuchagreementorconvertibleintoorexchangeableorexercisableforsharesofCommonStockpursuanttosuchOptionsorConvertibleSecurities,asapplicable,atapricewhichvariesormayvarywiththemarketpriceofthesharesofCommonStock, includingbywayofoneormorereset(s)toafixedprice,butexclusiveofsuchformulations reflectingcustomaryanti-dilutionprovisions(suchassharesplits,sharecombinations,share dividends and similar transactions) (each of the formulations for such variable price being herein referredtoas,the“OtherVariablePrice”),andtheOtherVariablePriceisgreaterthantheVariableConversionPricethenineffectunderthisNote,theCompanyshallprovidewritten noticethereofviafacsimileandovernightcouriertotheBuyeronthedateofsuchagreementand/ortheissuanceofsuchConvertibleSecuritiesorOptions,asapplicable.FromandafterthedatetheCompanyentersintosuchagreementorissuesanysuchVariablePriceSecurities,theBuyershallhavetheright,butnottheobligation,initssolediscretiontosubstitutetheOther VariablePricefortheConversionPriceuponconversionofthisNotebydesignatingintheConversionNoticedelivereduponanyconversionofthisNotethatsolelyforpurposesofsuch conversiontheBuyerisrelyingontheOtherVariablePriceratherthantheConversionPricethen ineffect.TheBuyer’selectiontorelyontheOtherVariablePriceforaparticularconversionof thisNoteshallnotobligatetheHoldertorelyontheOtherVariablePriceforanyfutureconversionofthisNote.

c)                    ConversionPriceDuringMajorAnnouncements.Notwithstanding anythingcontained inSection 1.2(a)to thecontrary, inthe eventthe Borrower(i) makesa publicannouncementthatitintendstoconsolidateormergewithanyothercorporation(otherthanamergerinwhichtheBorroweristhesurvivingorcontinuingcorporationanditscapitalstockis unchanged)orsellortransferallorsubstantiallyalloftheassetsoftheBorroweror(ii)any person,grouporentity(includingtheBorrower)publiclyannouncesatenderoffertopurchase50%ormoreoftheBorrower’sCommonStock(oranyothertakeoverscheme)(thedateoftheannouncementreferredtoinclause(i)or(ii)ishereinafterreferredtoasthe“AnnouncementDate”),thentheConversionPriceshall,effectiveupontheAnnouncementDateandcontinuing throughtheAdjustedConversionPriceTerminationDate(asdefinedbelow),beequaltothelowerof(x)theConversionPricewhichwouldhavebeenapplicableforaConversionoccurring onthe AnnouncementDateand (y)the ConversionPrice thatwould otherwisebe ineffect. FromandaftertheAdjustedConversionPriceTerminationDate,theConversionPriceshallbedeterminedassetforthinthisSection1.2(a).Forpurposeshereof,“AdjustedConversionPriceTerminationDate”shallmean,withrespecttoanyproposedtransactionortenderoffer(or takeoverscheme)forwhichapublicannouncementascontemplatedbythisSection1.2(b)has beenmade,thedateuponwhichtheBorrower(inthecaseofclause(i)above)ortheperson, group or entity(in the caseofclause(ii)above) consummatesor publicly announcestheterminationorabandonmentoftheproposedtransactionortenderoffer(ortakeoverscheme) whichcausedthisSection1.2(b)tobecomeoperative.

                           AuthorizedShares.TheBorrowershallatalltimeshaveauthorized,and reservedforthepurposeofissuance,asufficientnumberofsharesofCommonStocktoprovideforthefullconversionorexerciseoftheoutstandingNoteandissuanceoftheConversionShares inconnectiontherewith(basedontheConversionPriceoftheNoteineffectfromtimetotime) andasotherwiserequiredbytheNote.TheBorrowershallnotreducethenumberofsharesof CommonStockreservedforissuanceuponconversionofNotewithouttheconsentoftheBuyer. TheBorrowershallatalltimesmaintainthenumberofsharesofCommonStocksoreservedfor issuanceatanamount(“ReservedAmount”)equaltothreetimesthenumberthatisthenactually issuableuponfullconversionoftheNoteandanyadditionalNotes(basedontheConversion PriceoftheNoteineffectfromtimetotime).IfatanytimethenumberofsharesofCommon Stockauthorizedandreservedforissuance(“AuthorizedandReservedShares”)isbelowtheReservedAmount,theCompanywillpromptlytakeallcorporateactionnecessarytoauthorize

andreserveasufficientnumberofshares,including,withoutlimitation,callingaspecialmeeting ofshareholderstoauthorizeadditionalsharestomeettheCompany’sobligationsunderthis Section1.3,inthecaseofaninsufficientnumberofauthorizedshares,obtainshareholder approvalofanincreaseinsuchauthorizednumberofshares,andvotingthemanagementshares oftheBorrowerinfavorofanincreaseintheauthorizedsharesoftheBorrowertoensurethatthenumberofauthorizedsharesissufficienttomeettheReservedAmount.IftheBorrowerfails toobtainsuchshareholderapprovalwithinthirty(30)daysfollowingthedateonwhichthenumberofReservedAmountexceedstheAuthorizedandReservedShares,itwillbeconsidered anEventofdefaultundertheNote.TheBorrower(i)acknowledgesthatithasirrevocably instructeditstransferagenttoissuecertificatesfortheCommonStockissuableuponconversion ofthisNote,and(ii)agreesthatitsissuanceofthisNoteshallconstitutefullauthoritytoits officersandagentswhoarechargedwiththedutyofexecutingstockcertificatestoexecuteand issuethenecessarycertificatesforsharesofCommonStockinaccordancewiththetermsand conditionsofthisNote.

If,atanytimetheBorrowerdoesnotmaintaintheReservedAmountitwillbeconsideredanEventofDefaultunderSection3.2oftheNote.

MethodofConversion.

a)                    Mechanicsof Conversion. Subjectto Section 1.1, thisNote may beconvertedbytheHolderin wholeorinpart atanytimefromtime totimeafterthe IssueDate,by

(A)submittingtotheBorroweraNoticeofConversion(byfacsimile,e-mailorotherreasonablemeans ofcommunicationdispatchedon theConversionDateprior to6:00p.m.,New York,New Yorktime)and(B)subjecttoSection1.4(b),surrenderingthisNoteattheprincipalofficeoftheBorrower.

b)                   SurrenderofNoteUponConversion.Notwithstandinganythingto thecontrarysetforthherein,uponconversionofthisNoteinaccordancewiththetermshereof, theHoldershallnotberequiredtophysicallysurrenderthisNotetotheBorrowerunlesstheentireunpaidprincipalamountofthisNoteissoconverted.TheHolderandtheBorrowershallmaintainrecordsshowingtheprincipalamountsoconvertedandthedatesofsuchconversionsor shallusesuchothermethod,reasonablysatisfactorytotheHolderandtheBorrower,soasnotto requirephysicalsurrenderofthisNoteuponeachsuchconversion.Intheeventofanydisputeor discrepancy,suchrecordsoftheBorrowershall,primafacie,becontrollinganddeterminativein theabsenceofmanifesterror.Notwithstandingtheforegoing,ifanyportionofthisNoteis convertedasaforesaid,theHoldermaynottransferthisNoteunlesstheHolderfirstphysically surrendersthisNotetotheBorrower,whereupontheBorrowerwillforthwithissueanddeliver upontheorderoftheHolderanewNoteofliketenor,registeredastheHolder(uponpaymentby theHolderofanyapplicabletransfertaxes)mayrequest,representingintheaggregatetheremainingunpaidprincipalamountofthisNote.TheHolderandanyassignee,byacceptanceof thisNote,acknowledgeandagreethat,byreasonoftheprovisionsofthisparagraph,following conversionofaportionofthisNote,theunpaidandunconvertedprincipalamountofthisNoterepresentedbythisNotemaybelessthantheamountstatedonthefacehereof.

c)                    PaymentofTaxes.TheBorrowershallnotberequiredtopayany taxwhichmaybepayableinrespectofanytransferinvolvedintheissueanddeliveryofshares

of Common Stock or other securities or property on conversion ofthis Note in a name other than thatoftheHolder(orinstreetname),andtheBorrowershallnotberequiredtoissueordeliver anysuchsharesorothersecuritiesorpropertyunlessanduntilthepersonorpersons(otherthan theHolderorthecustodianinwhosestreetnamesuchsharesaretobeheldfortheHolder’s account)requestingtheissuancethereofshallhavepaidtotheBorrowertheamountofanysuch taxorshallhaveestablishedtothesatisfactionoftheBorrowerthatsuchtaxhasbeenpaid.

d)                   DeliveryofCommonStockUponConversion.UponreceiptbytheBorrowerfromtheHolderofafacsimiletransmissionore-mail(orotherreasonablemeansof communication)ofaNoticeofConversionmeetingtherequirementsforconversionasprovided inthisSection1.4,theBorrowershallissueanddeliverorcausetobeissuedanddeliveredtoor upontheorderoftheHoldercertificatesfortheCommonStockissuableuponsuchconversion withinthree(3)businessdaysaftersuchreceipt(the“Deadline”)(and,solelyinthecaseof conversionoftheentireunpaidprincipalamounthereof,surrenderofthisNote)inaccordancewiththetermshereofandthePurchaseAgreement.

e)                    ObligationofBorrowertoDeliverCommonStock.UponreceiptbytheBorrowerofadulyandproperlyexecutedNoticeofConversion,theHoldershallbedeemedtobetheholderofrecordoftheCommonStockissuableuponsuchconversion,theoutstandingprincipalamountandtheamountofaccruedandunpaidinterestonthisNoteshallbereducedtoreflectsuchconversion,and,unlesstheBorrowerdefaultsonitsobligationsunderthis ArticleI,allrightswithrespecttotheportionofthisNotebeingsoconvertedshallforthwith terminateexcepttherighttoreceivetheCommonStockorothersecurities,cashorotherassets, ashereinprovided,onsuchconversion.IftheHoldershallhavegivenaNoticeofConversionas providedherein,theBorrower’sobligationtoissueanddeliverthecertificatesforCommon Stockshallbeabsoluteandunconditional,irrespectiveoftheabsenceofanyactionbytheHolder toenforcethesame,anywaiverorconsentwithrespecttoanyprovisionthereof,therecoveryof anyjudgmentagainstanypersonoranyactiontoenforcethesame,anyfailureordelayintheenforcementofanyotherobligationoftheBorrowertotheholderofrecord,oranysetoff, counterclaim,recoupment,limitationortermination,oranybreachorallegedbreachbytheHolderofanyobligationtotheBorrower,andirrespectiveofanyothercircumstancewhich mightotherwiselimitsuchobligationoftheBorrowertotheHolderinconnectionwithsuch conversion.TheConversionDatespecifiedintheNoticeofConversionshallbetheConversion DatesolongastheNoticeofConversionisreceivedbytheBorrowerbefore6:00p.m.,New York,NewYorktime,onsuchdate.

f)                    DeliveryofCommonStockbyElectronicTransfer.Inlieuof deliveringphysicalcertificatesrepresentingtheCommonStockissuableuponconversion, providedtheBorrowerisparticipatingintheDepositoryTrustCompany(“DTC”)FastAutomatedSecuritiesTransfer(“FAST”)program,uponrequestoftheHolderandits compliancewiththeprovisionscontainedinSection1.1andinthisSection1.4,theBorrower shalluseitsbesteffortstocauseitstransferagenttoelectronicallytransmittheCommonStock issuableuponconversiontotheHolderbycreditingtheaccountofHolder’sPrimeBrokerwith DTCthroughitsDepositWithdrawalAgentCommission(“DWAC”)system.

g)                   FailuretoDeliverCommonStockPriortoDeadline.Withoutin anywaylimitingtheHolder’srighttopursueotherremedies,includingactualdamagesand/or

equitablerelief,thepartiesagreethatifdeliveryoftheCommonStockissuableuponconversion ofthisNoteisnotdeliveredbytheDeadline(otherthanafailureduetothecircumstances describedinSection1.3above,whichfailureshallbegovernedbysuchSection)theBorrower shallpaytotheHolder$2,000perdayincash,foreachdaybeyondtheDeadlinethattheBorrowerfailstodeliversuchCommonStockthroughwillfulactsdesignedtohinderthedeliveryofCommonStocktotheHolder.SuchcashamountshallbepaidtoHolderbythefifth dayofthemonthfollowingthemonthinwhichithasaccruedor,attheoptionoftheHolder(by writtennoticetotheBorrowerbythefirstdayofthemonthfollowingthemonthinwhichithas accrued),shallbeaddedtotheprincipal amountofthisNote,inwhichevent interestshallaccruethereoninaccordancewiththetermsofthisNoteandsuchadditionalprincipalamountshallbeconvertibleintoCommonStockinaccordancewiththetermsofthisNote.TheBorroweragrees thattherighttoconvertisavaluablerighttotheHolder.Thedamagesresultingfromafailure, attempttofrustrate,interferencewithsuchconversionrightaredifficultifnotimpossibleto qualify.Accordinglythepartiesacknowledgethattheliquidateddamagesprovisioncontainedin thisSection1.4(g)arejustified.

h)                   CompensationforBuy-InonFailuretoTimelyDeliverCertificatesUponConversion.InadditiontoanyotherrightsavailabletotheHolder,ifBorrowerfailsfor anyreasontodelivertotheHoldersuchcertificateorcertificatesbytheDeadline,andifandif aftersuchDeadlinetheHolderisrequiredbyitsbrokeragefirmtopurchase(inanopenmarkettransactionorotherwise),ortheHolderorHolder’sbrokeragefirmotherwisepurchases,shares ofCommonStocktodeliverinsatisfactionofasalebytheHolderoftheConversionShares whichtheHolderwasentitledtoreceiveupontheconversionrelatingtosuchDeadline(a“Buy- In”),thenBorrowershall(A)payincashtotheHolder(inadditiontoanyotherremedies availabletoorelectedbytheHolder)theamount,ifany,bywhich(x)theHolder’stotalpurchaseprice(includinganybrokeragecommissions)fortheCommonStocksopurchased exceeds(y)theproductof(1)theaggregatenumberofsharesofCommonStockthattheHolder wasentitledtoreceivefromtheconversionatissuemultipliedby(2)theactualsalepriceatwhichthesellordergivingrisetosuchpurchaseobligationwasexecuted(includingany brokeragecommissions)and(B)attheoptionoftheHolder,eitherreissue(ifsurrendered)this Noteinaprincipalamountequaltotheprincipalamountoftheattemptedconversion(inwhich casesuchconversionshallbedeemedrescinded)ordelivertotheHolderthenumberofsharesof CommonStockthatwouldhavebeenissuedifBorrowerhadtimelycompliedwithitsdelivery requirements.Forexample,iftheHolderpurchasesCommonStockhavingatotalpurchasepriceof$11,000tocoveraBuy-InwithrespecttoanattemptedconversionofthisNotewithrespectto whichtheactualsalepriceoftheConversionShares(includinganybrokeragecommissions) givingrisetosuchpurchaseobligationwasatotalof$10,000underclause(A)oftheimmediatelyprecedingsentence,BorrowershallberequiredtopaytheHolder$1,000.TheHoldershallprovideBorrowerwrittennoticeindicatingtheamountspayabletotheHolderin respectoftheBuy-Inand,uponrequestofBorrower,evidenceoftheamountofsuchloss. NothinghereinshalllimitaHolder’srighttopursueanyotherremediesavailabletoithereunder, atlaworinequityincluding,withoutlimitation,adecreeofspecificperformanceand/or injunctivereliefwithrespecttoBorrower’sfailuretotimelydelivercertificatesrepresenting sharesofCommonStockuponconversionofthisNoteasrequiredpursuanttothetermshereof.

                           Concerning the Shares. The shares of Common Stock issuable upon conversionofthisNotemaynotbesoldortransferredunless(i)suchsharesaresoldpursuantto

aneffectiveregistrationstatementundertheActor(ii)theBorroweroritstransferagentshallhavebeenfurnishedwithanopinionofcounsel(whichopinionshallbeinform,substanceand scopecustomaryforopinionsofcounselincomparabletransactions)totheeffectthattheshares tobesoldortransferredmaybesoldortransferredpursuanttoanexemptionfromsuch registrationor(iii)suchsharesaresoldortransferredpursuanttoRule144undertheAct(orasuccessorrule)(“Rule144”)or(iv)suchsharesaretransferredtoan“affiliate”(asdefinedin Rule144)oftheBorrowerwhoagreestosellorotherwisetransferthesharesonlyinaccordancewiththisSection1.5andwhoisanAccreditedInvestor(asdefinedinthePurchaseAgreement). ExceptasotherwiseprovidedinthePurchaseAgreement(andsubjecttotheremovalprovisions setforthbelow),untilsuchtimeas theshares of CommonStockissuableuponconversionof this NotehavebeenregisteredundertheActorotherwisemaybesoldpursuanttoRule144withoutanyrestrictionastothenumberofsecuritiesasofaparticulardatethatcanthenbeimmediately sold,eachcertificateforsharesofCommonStockissuableuponconversionofthisNotethathas notbeensoincludedinaneffectiveregistrationstatementorthathasnotbeensoldpursuantto an effectiveregistrationstatementoran exemptionthatpermitsremovalofthe legend,shallbear alegendsubstantiallyinthefollowingform,asappropriate:

“NEITHERTHEISSUANCEANDSALEOFTHESECURITIESREPRESENTEDBYTHISCERTIFICATENOR THESECURITIESINTOWHICHTHESESECURITIESAREEXERCISABLEHAVEBEENREGISTEREDUNDERTHESECURITIESACTOF1933,ASAMENDED,OR APPLICABLESTATESECURITIESLAWS.THESECURITIESMAYNOTBEOFFEREDFORSALE,SOLD, TRANSFERREDORASSIGNED(I)INTHEABSENCEOF

(A)ANEFFECTIVEREGISTRATIONSTATEMENTFORTHESECURITIESUNDERTHESECURITIESACTOF1933, ASAMENDED,OR(B)ANOPINIONOFCOUNSEL(WHICHCOUNSELSHALLBESELECTEDBYTHEHOLDER),INA GENERALLY ACCEPTABLE FORM, THATREGISTRATIONISNOTREQUIREDUNDERSAIDACTOR

(II)UNLESSSOLDPURSUANTTORULE144ORRULE144AUNDERSAIDACT.NOTWITHSTANDINGTHEFOREGOING,THESECURITIESMAYBEPLEDGEDIN CONNECTIONWITHABONAFIDEMARGINACCOUNTOROTHERLOANORFINANCINGARRANGEMENTSECUREDBYTHESECURITIES.”

ThelegendsetforthaboveshallberemovedandtheBorrowershallissuetotheHolderanew certificatethereforefreeofanytransferlegendif(i)theBorroweroritstransferagentshallhavereceivedanopinionofcounselform,substanceandscopecustomaryforopinionsofcounselincomparabletransactions,totheeffectthatapublicsaleortransferofsuchCommonStock may be made without registration under the Act, which opinion shall be accepted bytheCompanysothatthesaleortransferisor(ii)inthecaseoftheCommonStockissuableuponconversionofthisNote,suchsecurityisregisteredforsalebytheHolderunderaneffectiveregistrationstatementfiledundertheActorotherwisemaybesoldpursuanttoRule144withoutanyrestrictionastothenumberofsecuritiesasofaparticulardatethatcanthenbeimmediately

sold.IntheeventthattheCompanydoesnotaccepttheopinionofcounselprovidedbytheBuyerwithrespecttothetransferofSecuritiespursuanttoanexemptionfromregistration,such asRule144orRegulationS,attheDeadline,itwillbeconsideredanEventofDefaultpursuanttoSection3.2oftheNote

EffectofCertainEvents.

a)                    EffectofMerger,Consolidation,Etc.AttheoptionoftheHolder, thesale,conveyanceordispositionofallorsubstantiallyalloftheassetsoftheBorrower,theeffectuationbytheBorrowerofatransactionorseriesofrelatedtransactionsinwhichmorethan 50%ofthevotingpoweroftheBorrowerisdisposedof,ortheconsolidation,mergerorother businesscombinationoftheBorrowerwithorintoanyotherPerson(asdefinedbelow)or PersonswhentheBorrowerisnotthesurvivorshalleither:(i)bedeemedtobeanEventof Default(asdefinedinArticleIII)pursuanttowhichtheBorrowershallberequiredtopaytotheHolderupontheconsummationofandasaconditiontosuchtransactionanamountequaltotheDefaultAmount(asdefinedinArticleIII)or(ii)betreatedpursuanttoSection1.6(b)hereof. “Person”shallmeananyindividual,corporation,limitedliabilitycompany,partnership, association,trustorotherentityororganization.

b)                   AdjustmentDuetoMerger,Consolidation,Etc.If,atanytimewhenthisNoteisissuedandoutstandingandpriortoconversionofalloftheNotes,thereshallbeanymerger, consolidation,exchange ofshares, recapitalization,reorganization, orother similarevent,asaresultofwhichsharesofCommonStockoftheBorrowershallbechanged intothesameoradifferentnumberofsharesofanotherclassorclassesofstockorsecuritiesof theBorroweroranotherentity,orincaseofanysaleorconveyanceofallorsubstantiallyallof theassetsoftheBorrowerotherthaninconnectionwithaplanofcompleteliquidationoftheBorrower,thentheHolderofthisNoteshallthereafterhavetherighttoreceiveuponconversion ofthisNote,uponthebasisanduponthetermsandconditionsspecifiedhereinandinlieuofthesharesofCommonStockimmediatelytheretoforeissuableuponconversion,suchstock, securitiesorassetswhichtheHolderwouldhavebeenentitledtoreceiveinsuchtransactionhad thisNotebeenconvertedinfullimmediatelypriortosuchtransaction(withoutregardtoany limitationsonconversionsetforthherein),andinanysuchcaseappropriateprovisionsshallbemadewithrespecttotherightsandinterestsoftheHolderofthisNotetotheendthattheprovisionshereof(including,withoutlimitation,provisionsforadjustmentoftheConversion PriceandofthenumberofsharesissuableuponconversionoftheNote)shallthereafterbeapplicable,asnearlyasmaybepracticableinrelationtoanysecuritiesorassetsthereafter deliverableupontheconversionhereof.TheBorrowershallnotaffectanytransactiondescribed inthisSection1.6(b)unless(a)itfirstgives,totheextentpracticable,thirty(30)daysprior writtennotice(butinanyeventatleastfifteen(15)dayspriorwrittennotice)oftherecorddateofthespecialmeetingofshareholderstoapprove,orifthereisnosuchrecorddate,theconsummationof,suchmerger,consolidation,exchangeofshares,recapitalization, reorganizationorothersimilareventorsaleofassets(duringwhichtimetheHoldershallbeentitledtoconvertthisNote)and(b)theresultingsuccessororacquiringentity(ifnottheBorrower)assumesbywritteninstrumenttheobligationsofthisSection1.6(b).Theaboveprovisionsshallsimilarlyapplytosuccessiveconsolidations,mergers,sales,transfersorshareexchanges.

c)                    AdjustmentDuetoDistribution.IftheBorrowershalldeclareor make any distribution of its assets (orrights to acquire its assets) toholders of Common Stock as adividend,stockrepurchase,bywayofreturnofcapitalorotherwise(includinganydividendor distributiontotheBorrower’sshareholdersincashorshares(orrightstoacquireshares)of capitalstockofasubsidiary(i.e.,aspin-off))(a“Distribution”),thentheHolderofthisNoteshallbeentitled,uponanyconversionofthisNoteafterthedateofrecordfordetermining shareholdersentitledtosuchDistribution,toreceivetheamountofsuchassetswhichwouldhavebeenpayabletotheHolderwithrespecttothesharesofCommonStockissuableuponsuch conversionhadsuchHolderbeentheholderofsuchsharesofCommonStockontherecorddateforthedeterminationofshareholdersentitledtosuchDistribution.

d)                   AdjustmentDuetoDilutiveIssuance.If,atanytimewhentheNoteisissuedandoutstanding,theBorrowerissuesorsells,orinaccordancewiththisSection 1.6(d)hereofisdeemedtohaveissuedorsold,anysharesofCommonStockforno considerationorforaconsiderationpershare(beforedeductionofreasonableexpensesor commissionsorunderwritingdiscountsorallowancesinconnectiontherewith)lessthantheConversionPriceineffectonthedateofsuchissuance(ordeemedissuance)ofsuchsharesof CommonStock(a“DilutiveIssuance”),thenimmediatelyupontheDilutiveIssuance,theConversionPricewillbereducedtotheamountoftheconsiderationpersharereceivedbytheBorrowerinsuchDilutiveIssuance,butinnoeventshalltheConversionPricebeabovetheoriginalConversionPrice.

TheBorrowershallbedeemedtohaveissuedorsoldsharesofCommonStockiftheBorrower inanymannerissuesorgrantsanywarrants,rightsoroptions(notincludingemployeestock optionplans),whetherornotimmediatelyexercisable,tosubscribeforortopurchaseCommon StockorothersecuritiesconvertibleintoorexchangeableforCommonStock(“ConvertibleSecurities”)(suchwarrants,rightsandoptionstopurchaseCommonStockorConvertibleSecuritiesarehereinafterreferredtoas“Options”)andthepricepershareforwhichCommon StockisissuableupontheexerciseofsuchOptionsislessthantheConversionPricethenin effect,thentheConversionPriceshallbeequaltosuchpricepershare.Forpurposesoftheprecedingsentence,the“pricepershareforwhichCommonStockisissuableupontheexerciseofsuchOptions”isdeterminedbydividing(i)thetotalamount,ifany,receivedorreceivableby theBorrowerasconsiderationfortheissuanceorgrantingofallsuchOptions,plustheminimumaggregateamountofadditionalconsideration,ifany,payabletotheBorrowerupontheexerciseofallsuchOptions,plus,inthecaseofConvertibleSecuritiesissuableupontheexerciseofsuch Options,theminimumaggregateamountofadditionalconsiderationpayableupontheconversionorexchangethereofatthetimesuchConvertibleSecuritiesfirstbecomeconvertibleorexchangeable,by(ii)themaximumtotalnumberofsharesofCommonStockissuableupon theexerciseofallsuchOptions(assumingfullconversionofConvertibleSecurities,if applicable).NofurtheradjustmenttotheConversionPricewillbemadeupontheactualissuanceofsuchCommonStockupontheexerciseofsuchOptionsorupontheconversionorexchangeof ConvertibleSecuritiesissuableuponexerciseofsuchOptions.

Additionally,theBorrowershallbedeemedtohaveissuedorsoldsharesofCommonStockif theBorrowerinanymannerissuesorsellsanyConvertibleSecurities,whetherornotimmediatelyconvertible(otherthanwherethesameareissuableupontheexerciseofOptions), andthepricepershareforwhichCommonStockisissuableuponsuchconversionorexchange

islessthantheConversionPricethenineffect,thentheConversionPriceshallbeequaltosuch pricepershare.Forthepurposesoftheprecedingsentence,the“pricepershareforwhich CommonStockisissuableuponsuchconversionorexchange”isdeterminedbydividing(i)thetotalamount,ifany,receivedorreceivablebytheBorrowerasconsiderationfortheissuanceor saleofallsuchConvertibleSecurities,plustheminimumaggregateamountofadditionalconsideration,ifany,payabletotheBorrowerupontheconversionorexchangethereofatthetimesuchConvertibleSecuritiesfirstbecomeconvertibleorexchangeable,by(ii)themaximumtotalnumberofsharesofCommonStockissuableupontheconversionorexchangeofallsuch ConvertibleSecurities.NofurtheradjustmenttotheConversionPricewillbemadeupontheactualissuanceofsuchCommonStockuponconversionorexchangeofsuchConvertibleSecurities.

e)                    PurchaseRights.If,atanytimewhenanyNotesareissuedand outstanding,theBorrowerissuesanyconvertiblesecuritiesorrightstopurchasestock,warrants, securitiesorotherproperty(the“PurchaseRights”)proratatotherecordholdersofanyclassof CommonStock,thentheHolderofthisNotewillbeentitledtoacquire,upontheterms applicabletosuchPurchaseRights,theaggregatePurchaseRightswhichsuchHoldercouldhaveacquiredifsuchHolderhadheldthenumberofsharesofCommonStockacquirableupon completeconversionofthisNote(withoutregardtoanylimitationsonconversioncontained herein)immediatelybeforethedateonwhicharecordistakenforthegrant,issuanceorsaleof suchPurchaseRightsor,ifnosuchrecordistaken,thedateasofwhichtherecordholdersof CommonStockaretobedeterminedforthegrant,issueorsaleofsuchPurchaseRights.

f)                    NoticeofAdjustments.Upontheoccurrenceofeachadjustmentor readjustmentoftheConversionPriceasaresultoftheeventsdescribedinthisSection1.6,theBorrower,atitsexpense,shallpromptlycomputesuchadjustmentorreadjustmentandprepareandfurnishtotheHolderacertificatesettingforthsuchadjustmentorreadjustmentandshowing indetailthefactsuponwhichsuchadjustmentorreadjustmentisbased.TheBorrowershall, uponthewrittenrequestatanytimeoftheHolder,furnishtosuchHolderalikecertificatesettingforth(i)suchadjustmentorreadjustment,(ii)theConversionPriceatthetimeineffectand(iii)thenumberofsharesofCommonStockandtheamount,ifany,ofothersecuritiesor propertywhichatthetimewouldbereceiveduponconversionoftheNote.

                           TradingMarketLimitations.Unlesspermittedbytheapplicablerulesand regulationsoftheprincipalsecuritiesmarketonwhichtheCommonStockisthenlistedor traded,innoeventshalltheBorrowerissueuponconversionoforotherwisepursuanttothis NoteandtheotherNotesissuedpursuanttothePurchaseAgreementmorethanthemaximumnumberofsharesofCommonStockthattheBorrowercanissuepursuanttoanyruleoftheprincipalUnitedStatessecuritiesmarketonwhichtheCommonStockisthentraded(the“MaximumShareAmount”),whichshallbe9.99%ofthetotalsharesoutstandingontheClosing Date(asdefinedinthePurchaseAgreement),subjecttoequitableadjustmentfromtimetotimeforstocksplits,stockdividends,combinations,capitalreorganizationsandsimilareventsrelating totheCommonStockoccurringafterthedatehereof.OncetheMaximumShareAmounthas beenissued,iftheBorrowerfailstoeliminateanyprohibitionsunderapplicablelawortherules orregulations of anystock exchange, interdealerquotationsystem or otherself-regulatory organizationwith jurisdiction over the Borrower or any of its securities on the Borrower’s ability toissuesharesofCommonStockinexcessoftheMaximumShareAmount,inlieuofany

furtherrighttoconvertthisNote,thiswillbeconsideredanEventofDefaultunderSection3.3 oftheNote.

                           StatusasShareholder.UponsubmissionofaNoticeofConversionbyaHolder,(i)thesharescoveredthereby(otherthantheshares,ifany,whichcannotbeissued becausetheirissuancewouldexceedsuchHolder’sallocatedportionoftheReservedAmountor MaximumShareAmount)shallbedeemedconvertedintosharesofCommonStockand(ii)theHolder’srightsasaHolderofsuchconvertedportionofthisNoteshallceaseandterminate, exceptingonlytherighttoreceivecertificatesforsuchsharesofCommonStockandtoany remediesprovidedhereinorotherwiseavailableatlaworinequitytosuchHolderbecauseofafailurebytheBorrowertocomplywiththetermsofthisNote.Notwithstandingtheforegoing,if aHolderhasnotreceivedcertificatesforallsharesofCommonStockpriortothetenth(10th) businessdayaftertheexpirationoftheDeadlinewithrespecttoaconversionofanyportionof thisNoteforanyreason,then(unlesstheHolderotherwiseelectstoretainitsstatusasaholder ofCommonStock bysonotifying theBorrower) theHoldershall regaintherights ofa Holderof thisNotewithrespecttosuchunconvertedportionsofthisNoteandtheBorrowershall,assoon aspracticable,returnsuchunconvertedNotetotheHolderor,iftheNotehasnotbeen surrendered,adjustitsrecordstoreflectthatsuchportionofthisNotehasnotbeenconverted.In allcases,theHoldershallretainallofitsrightsandremedies(including,withoutlimitation,(i) therighttoreceiveConversionDefaultPaymentspursuanttoSection1.3totheextentrequired therebyforsuchConversionDefaultandanysubsequentConversionDefaultand(ii)therightto havetheConversionPricewithrespecttosubsequentconversionsdeterminedinaccordancewith Section1.3)fortheBorrower’sfailuretoconvertthisNote.

                           Prepayment.Notwithstandinganythingtothecontrarycontainedinthis Note,atanytimeduringtheperiodbeginningontheIssueDatetheBorrowershallhavetheright,exercisableonnotlessthanthree(3)TradingDayspriorwrittennoticetotheHolderoftheNotetoprepaytheoutstandingNote(principalandaccruedinterest),infull,inaccordancewith thisSection1.9.Anynoticeofprepaymenthereunder(an“OptionalPrepaymentNotice”)shallbedeliveredtotheHolderoftheNoteatitsregisteredaddressesandshallstate:(1)thattheBorrowerisexercisingitsrighttoprepaytheNote,and(2)thedateofprepaymentwhichshallbenotmorethanthree(3)TradingDaysfromthedateoftheOptionalPrepaymentNotice.Onthedatefixedforprepayment(the“OptionalPrepaymentDate”),theBorrowershallmakepaymentoftheOptionalPrepaymentAmount(asdefinedbelow)toorupontheorderoftheHolderas specifiedbytheHolderinwritingtotheBorroweratleastone(1)businessdaypriortotheOptionalPrepaymentDate.IftheBorrowerexercisesitsrighttoprepaytheNote,theBorrower shallmakepaymenttotheHolderofanamountincash(the“OptionalPrepaymentAmount”) equaltotheApplicablePremium(asdefinedbelow)multipliedbythesumof:(w)thethen outstandingprincipalamountofthisNoteplus(x)accruedandunpaidinterestontheunpaid principalamountofthisNotetotheOptionalPrepaymentDateplus(y)DefaultInterest,ifany, ontheamountsreferredtoinclauses(w)and(x)plus(z)anyamountsowedtotheHolder pursuanttoSections1.2and1.4(g)hereof.IftheBorrowerdeliversanOptionalPrepaymentNoticeandfailstopaytheOptionalPrepaymentAmountduetotheHolderoftheNotewithin two(2)businessdaysfollowingtheOptionalPrepaymentDate,theBorrowershallforeverforfeititsrighttoprepaytheNotepursuanttothisSection1.9.

PREPAYDATE

APPLICABLEPREMIUM

<30days 115%ofprincipalplusaccruedinterest

31-60days 121%ofprincipalplusaccruedinterest

61-90days 127%ofprincipalplusaccruedinterest

91-120days 133%ofprincipalplusaccruedinterest

121-150days 139%ofprincipalplusaccruedinterest

151-180days 140%ofprincipalplusaccruedinterest

Aftertheexpirationofonehundredeighty(180)followingthedateoftheNote,theBorrower shallhavenorightofprepayment.

ARTICLEII.CERTAINCOVENANTS

                           RestrictiononStockRepurchases.SolongastheBorrowershallhaveany obligationunderthisNote,theBorrowershallnotwithouttheHolder’swrittenconsentredeem, repurchaseorotherwiseacquire(whetherforcashorinexchangeforpropertyorothersecurities orotherwise)inanyonetransactionorseriesofrelatedtransactionsanysharesofcapitalstockof theBorroweroranywarrants,rightsoroptionstopurchaseoracquireanysuchshares.

                           SaleofAssets.SolongastheBorrowershallhaveanyobligationunder thisNote,theBorrowershallnot,withouttheHolder’swrittenconsent,sell,leaseorotherwisedisposeofanysignificantportionofitsassetsoutsidetheordinarycourseofbusiness.Any consenttothedispositionofanyassetsmaybeconditionedonaspecifieduseoftheproceedsof disposition.

                           ProhibitiononEquityLineofCredit.Withoutpriorwrittenapprovalfrom Holder, fromthe date hereofuntil theNote is nolonger outstanding,the Company willnot, withouttheconsentoftheHolder,enterintoanyEquityLineofCreditorsimilaragreement,nor exerciseofanyofitsrightsunderanyEquityLineofCreditenteredintoasoftheClosingDateotherthananEquityLineofCreditenteredintowiththeBorroweroritsaffiliates,(an“Equity LineofCredit”).Forpurposeshereof,“EquityLineofCredit”shallincludeanytransaction involvinga written agreement between the Companyand an investor or underwriter whereby theCompanyhastherightto“put”itssecuritiestotheinvestororunderwriteroveranagreedperiod oftimeandatanagreedpriceorpriceformula,whetherenteredintopriortooraftertheClosing Date.

ARTICLEIII.EVENTSOFDEFAULT

Ifanyofthefollowingeventsofdefault(each,an“EventofDefault”)shalloccur:

                           FailuretoPayPrincipalorInterest.TheBorrowerfailstopaytheprincipalhereoforinterestthereonwhendueonthisNote,whetheratmaturity,uponaccelerationor otherwise.

                           ConversionandtheShares.TheBorrowerfailstoissuesharesofCommon StocktotheHolder(orannouncesorthreatensinwritingthatitwillnothonoritsobligationto

doso)uponexercisebytheHolderoftheconversionrightsoftheHolderinaccordancewiththetermsofthisNote,failstotransferorcauseitstransferagenttotransfer(issue)(electronicallyor incertificatedform)anycertificateforsharesofCommonStockissuedtotheHolderupon conversionoforotherwisepursuanttothisNoteasandwhenrequiredbythisNote, theBorrowerdirectsitstransferagentnottotransferordelays,impairs,and/orhindersitstransfer agentintransferring(orissuing)(electronicallyorincertificatedform)anycertificateforshares ofCommonStocktobeissuedtotheHolderuponconversionoforotherwisepursuanttothis NoteasandwhenrequiredbythisNote,orfailstoremove(ordirectsitstransferagentnotto removeorimpairs,delays,and/orhindersitstransferagentfromremoving)anyrestrictivelegend (or to withdraw anystop transfer instructions inrespect thereof) on anycertificate for any sharesofCommonStockissuedtotheHolderuponconversionoforotherwisepursuanttothis NoteasandwhenrequiredbythisNote(ormakesanywrittenannouncement,statementorthreatthatitdoesnotintendtohonortheobligationsdescribedinthisparagraph)andanysuchfailureshallcontinueuncured(oranywrittenannouncement,statementorthreatnottohonorits obligationsshallnotberescindedinwriting)forthree(3)businessdaysaftertheHoldershallhavedeliveredaNoticeofConversion.ItisanobligationoftheBorrowertoremaincurrentinits obligations to its transferagent. It shallbe an eventof default of thisNote, if aconversion of this Noteisdelayed,hinderedorfrustratedduetoabalanceowedbytheBorrowertoitstransfer agent.IfattheoptionoftheHolder,theHolderadvancesanyfundstotheBorrower’stransfer agentinordertoprocessaconversion,suchadvancedfundsshallbepaidbytheBorrowertotheHolderwithinfortyeight(48)hoursofademandfromtheHolder.AnyfundsadvancedtotheBorrowerstransferagentmaybeaddedtotheprincipalbalanceoftheNoteattheoptionoftheBorrower.

                           BreachofCovenants.TheBorrowerbreachesanymaterialcovenantor othermaterialtermorconditioncontainedinthisNoteincludingbutnotlimitedtothePurchaseAgreementandsuchbreachcontinuesforaperiodoften(10)daysafterwrittennoticethereofto theBorrowerfromtheHolder.

                           BreachofRepresentationsandWarranties.Anyrepresentationorwarranty oftheBorrowermadehereinorinanyagreement,statementorcertificategiveninwriting pursuantheretoorinconnectionherewith(including,withoutlimitation,thePurchaseAgreement),shallbefalseormisleadinginanymaterialrespectwhenmadeandthebreachof whichhas(orwiththepassageoftimewillhave)amaterialadverseeffectontherightsoftheHolderwithrespecttothisNoteorthePurchaseAgreement.

                           ReceiverorTrustee.TheBorroweroranysubsidiaryoftheBorrowershallmakeanassignmentforthebenefitofcreditors,orapplyfororconsenttotheappointmentofareceiverortrusteeforitorforasubstantialpartofitspropertyorbusiness,orsuchareceiveror trusteeshallotherwisebeappointed.

                           Judgments.Anymoneyjudgment,writorsimilarprocessshallbeentered orfiledagainsttheBorroweroranysubsidiaryoftheBorroweroranyofitspropertyorother assetsformorethan$50,000,andshallremainunvacated,unbondedorunstayedforaperiodof ten(10)daysunlessotherwiseconsentedtobytheHolder,whichconsentwillnotbeunreasonablywithheld

                           Bankruptcy.Bankruptcy,insolvency,reorganizationorliquidation proceedingsorotherproceedings,voluntaryorinvoluntary,forreliefunderanybankruptcylaw oranylawforthereliefofdebtorsshallbeinstitutedbyoragainsttheBorrowerorany subsidiaryoftheBorrower.

                           Delistingof CommonStock. The Borrowershall fail tomaintain thelistingoftheCommonStockonatleastoneoftheOTCQBoranequivalentreplacementexchange,theNasdaqNationalMarket,theNasdaqSmallCapMarket,theNewYorkStock Exchange,orthe AmericanStock Exchange or thereshall benobid pricefor theCommon Stock foraperiodofonebusinessdayortheDTCplacesachillonnewdepositsofCommonStock andsuchchillisnoteremovedwithinten(10)tradingdays.

                           FailuretoComplywiththeExchangeAct.TheBorrowershallfailto complyinanymaterialrespectwiththereportingrequirementsoftheExchangeAct;and/ortheBorrowershallceasetobesubjecttothereportingrequirementsoftheExchangeAct.Borrower shallbecomedelinquentinitsfilingrequirementsasafully-reportingissuerregisteredwiththeSECorshallfailtotimelyfileallrequiredquarterlyandannualreportsandanyotherfilingsthatarenecessarytoenableBuyertosellConversionSharespursuanttoRule144.

                           Liquidation.Anydissolution,liquidation,orwindingupofBorroweror anysubstantialportionofitsbusiness.

                           CessationofOperations.AnycessationofoperationsbyBorroweror Borroweradmitsitisotherwisegenerallyunabletopayitsdebtsassuchdebtsbecomedue, provided,however,thatanydisclosureoftheBorrower’sabilitytocontinueasa“goingconcern”shallnotbeanadmissionthattheBorrowercannotpayitsdebtsastheybecomedue.

                           MaintenanceofAssets.ThefailurebyBorrowertomaintainanymaterialintellectualpropertyrights,personal,realpropertyorotherassetswhicharenecessarytoconductitsbusiness(whethernoworinthefuture).

                           FinancialStatementRestatement.TherestatementofanyfinancialstatementsfiledbytheBorrowerwiththeSECforanydateorperiodfromtwoyearspriortotheIssueDateofthisNoteanduntilthisNoteisnolongeroutstanding,iftheresultofsuch restatementwould,bycomparisontotheunrestatedfinancialstatement,haveconstitutedamaterialadverseeffectontherightsoftheHolderwithrespecttothisNoteorthePurchaseAgreement.

                           ReverseSplits.TheBorrowereffectuatesareversesplitofitsCommon Stockwithouttwenty(20)dayspriorwrittennoticetotheHolder.

                           ReplacementofTransferAgent.IntheeventthattheBorrowerproposesto replaceitstransferagent,theBorrowerfailstoprovide,priortotheeffectivedateofsuch replacement,afullyexecutedIrrevocableTransferAgentInstructionsinaformasinitially deliveredpursuanttothePurchaseAgreement(includingbutnotlimitedtotheprovisionto irrevocablyreservesharesofCommonStockintheReservedAmount)signedbythesuccessor transferagenttoBorrowerandtheBorrower.

EquityLineofCredit.TheBorrowerentersintoanEquityLineofCredit

arrangement.

                           Delisting.Fromandaftertheinitialtrading,listingorquotationoftheCommonStockonaPrincipalMarket,aneventresultingintheCommonStocknolongerbeing traded,listedorquotedonaTradingMarket;failuretocomplywiththerequirementsfor continuedquotationonaTradingMarket;ornotificationfromaTradingMarketthattheBorrowerisnotincompliancewiththeconditionsforsuchcontinuedquotationandsuchnon- compliancecontinuesforseven(7)tradingdaysfollowingsuchnotification.

                           Cross-Default.Notwithstandinganythingtothecontrarycontainedinthis Noteortheotherrelatedorcompaniondocuments,abreachordefaultbytheBorrowerofany covenantorothertermorconditioncontainedinanyoftheOtherAgreements,afterthepassageofallapplicablenoticeandcureorgraceperiods,shall,attheoptionoftheHolder,beconsidered adefaultunderthisNoteandtheOtherAgreements,inwhicheventtheHoldershallbeentitled (butinnoeventrequired)toapplyallrightsandremediesoftheHolderunderthetermsofthis NoteandtheOtherAgreementsbyreasonofadefaultundersaidOtherAgreementor hereunder.“OtherAgreements”means,collectively,allagreementsandinstrumentsbetween, amongorby:(1)theBorrower,and,orforthebenefitof,(2)theHolderandanyaffiliateoftheHolder,including,withoutlimitation,promissorynotes;provided,however,theterm“Other Agreements”shallnotincludetherelatedorcompaniondocumentstothisNote.Eachoftheloan transactionswillbecross-defaultedwitheachotherloantransactionandwithallotherexisting andfuturedebtofBorrowertotheHolder.

                           ConsecutiveLateFilings.IftheCompanyfilesalatenotification(NT10- QorNT10-K)foranyquarterlyorannualreportforanytwo(2)consecutiveperiods.

                           BorrowershallfailtomaintaintheShareReserveasrequiredunderthePurchaseAgreement.

                           Borrowershallfailtomaintainafullypaidaccountbalancewithits transferagent.

UpontheoccurrenceandduringthecontinuationofanyEventofDefaultspecifiedinSection3.1 (solelywithrespecttofailuretopaytheprincipalhereoforinterestthereonwhendueattheMaturityDate),theNoteshallbecomeimmediatelydueandpayableandtheBorrowershallpay totheHolder,infullsatisfactionofitsobligationshereunder,anamountequaltotheDefaultSum(asdefinedherein).UPONTHEOCCURRENCEANDDURINGTHECONTINUATION OFANYEVENTOFDEFAULTSPECIFIEDINSECTION3.2,THENOTESHALLBECOMEIMMEDIATELYDUEAND PAYABLEANDTHEBORROWER SHALLPAYTO THEHOLDER,INFULLSATISFACTIONOFITSOBLIGATIONSHEREUNDER,AN AMOUNTEQUALTO:(Y)THEDEFAULTSUM(ASDEFINEDHEREIN);MULTIPLIED

BY(Z)TWO(2).UpontheoccurrenceandduringthecontinuationofanyEventofDefaultspecifiedinSections3.1(solelywithrespecttofailuretopaytheprincipalhereoforinterestthereonwhendueonthisNoteuponaTradingMarketPrepaymentEventpursuanttoSection1.7 oruponacceleration),3.3,3.4,3.6,3.8,3.9,3.11,3.12,3.13,3.14,and/or3.15exercisablethroughthedeliveryofwrittennoticetotheBorrowerbysuchHolders(the“DefaultNotice”), andupontheoccurrenceofanEventofDefaultspecifiedtheremainingsectionsofArticlesIII (otherthanfailure topaythe principalhereof orinterestthereon atthe MaturityDatespecified in Section3,1hereof),theNoteshallbecomeimmediatelydueandpayableandtheBorrowershallpaytotheHolder,infullsatisfactionofitsobligationshereunder,anamountequaltothegreater of(i)150%timesthesumof(w)thethenoutstandingprincipalamountofthisNoteplus(x)

accruedandunpaidinterestontheunpaidprincipalamountofthisNotetothedateofpayment(the“MandatoryPrepaymentDate”)plus(y)DefaultInterest,ifany,ontheamountsreferredto inclauses(w)and/or(x)plus(z)anyamountsowedtotheHolderpursuanttoSections1.3and 1.4(g)hereof(thethenoutstandingprincipalamountofthisNotetothedateofpaymentplustheamountsreferredtoinclauses(x),(y)and(z)shallcollectivelybeknownasthe“DefaultSum”) or(ii)the“parityvalue”oftheDefaultSumtobeprepaid,whereparityvaluemeans(a)thehighestnumberofsharesofCommonStockissuableuponconversionoforotherwisepursuantto suchDefaultSuminaccordancewithArticleI,treatingtheTradingDayimmediatelypreceding theMandatoryPrepaymentDateasthe“ConversionDate”forpurposesofdeterminingthelowestapplicableConversionPrice,unlesstheDefaultEventarisesasaresultofabreachin respectofaspecificConversionDateinwhichcasesuchConversionDateshallbetheConversionDate),multipliedby(b)thehighestClosingPricefortheCommonStockduringtheperiodbeginning on the date of first occurrence ofthe Event of Default and ending one dayprior totheMandatoryPrepaymentDate(the“DefaultAmount”)andallotheramountspayablehereundershallimmediatelybecomedueandpayable,allwithoutdemand,presentmentor notice,allofwhichherebyareexpresslywaived,togetherwithallcosts,including,withoutlimitation,legalfeesandexpenses,ofcollection,andtheHoldershallbeentitledtoexerciseallotherrightsandremediesavailableatlaworinequity.

IftheBorrowerfailstopaytheDefaultAmountwithinfive(5)businessdaysofwrittennoticethatsuchamountisdueandpayable,thentheHoldershallhavetherightatanytime,solongas theBorrowerremainsindefault(andsolongandtotheextentthattherearesufficientauthorized shares),torequiretheBorrower,uponwrittennotice,toimmediatelyissue,inlieuoftheDefaultAmount,thenumberofsharesofCommonStockoftheBorrowerequaltotheDefaultAmountdividedbytheConversionPricethenineffect.

ARTICLEIV.MISCELLANEOUS

                           FailureorIndulgenceNotWaiver.NofailureordelayonthepartoftheHolderintheexerciseofanypower,rightorprivilegehereundershalloperateasawaiver thereof,norshallanysingleorpartialexerciseofanysuchpower,rightorprivilegeprecludeotherorfurtherexercisethereoforofanyotherright,powerorprivileges.Allrightsand remediesexistinghereunderarecumulativeto,andnotexclusiveof,anyrightsorremedies otherwiseavailable.

Notices.Allnotices,demands,requests,consents,approvals,andother communicationsrequiredorpermittedhereundershallbeinwritingand,unlessotherwisespecifiedherein,shallbe(i)personallyserved,(ii)depositedinthemail,registeredorcertified, returnreceiptrequested,postageprepaid,(iii)deliveredbyreputableaircourierservicewith chargesprepaid,or(iv)transmittedbyhanddelivery,telegram,orfacsimile,addressedassetforthbelowortosuchotheraddressassuchpartyshallhavespecifiedmostrecentlybywritten notice.Anynoticeorothercommunicationrequiredorpermittedtobegivenhereundershallbedeemedeffective(a)uponhanddeliveryordeliverybyfacsimile,withaccurateconfirmation generatedbythetransmittingfacsimilemachine,attheaddressornumberdesignatedbelow(if deliveredonabusinessdayduringnormalbusinesshourswheresuchnoticeistobereceived),or thefirstbusinessdayfollowingsuchdelivery(ifdeliveredotherthanonabusinessdayduring normalbusinesshourswheresuchnoticeistobereceived)or(b)onthesecondbusinessday following the date ofmailing by express courierservice, fully prepaid, addressedto such address,oruponactualreceiptofsuchmailing,whichevershallfirstoccur.Theaddressesfor

suchcommunicationsshallbe:IftotheBorrower,to:2902AColoradoAvenueSantaMonica, CA90404Withacopybyemailonlyto(whichcopyshallnotconstitutenotice):greg@maxsound.comIftotheHolder:2029CenturyParkEast,Suite900LosAngeles,CA 90067Withacopybyfaxonlyto(whichcopyshallnotconstitutenotice):

                           Amendments.ThisNoteandanyprovisionhereofmayonlybeamended byaninstrumentinwritingsignedbytheBorrowerandtheHolder.Theterm“Note”andallreferencethereto,asusedthroughoutthisinstrument,shallmeanthisinstrument(andtheother NotesissuedpursuanttothePurchaseAgreement)asoriginallyexecuted,oriflateramendedor supplemented,thenassoamendedorsupplemented.

                           Assignability.ThisNoteshallbebindingupontheBorrowerandits successorsandassigns,andshallinuretobethebenefitoftheHolderanditssuccessorsand assigns.EachtransfereeofthisNotemustbean“accreditedinvestor”(asdefinedinRule501(a) ofthe1933Act).NotwithstandinganythinginthisNotetothecontrary,thisNotemaybepledgedascollateralinconnectionwithabonafidemarginaccountorother lending arrangement.

                           CostofCollection.IfdefaultismadeinthepaymentofthisNote,theBorrowershallpaytheHolderhereofcostsofcollection,includingreasonableattorneys’fees.

                               GoverningLaw.ThisNoteshallbegovernedbyandconstruedin accordancewiththelawsoftheStateofCaliforniawithoutregardtoconflictsoflawsprinciples thatwouldresultintheapplicationofthesubstantivelawsofanotherjurisdiction.Anyaction broughtbyeitherpartyagainsttheotherconcerningthetransactionscontemplatedbythis AgreementmustbebroughtonlyinthecivilorstatecourtsofCaliforniaorinthefederalcourts locatedintheStateandcountyofLosAngeles.Bothpartiesandtheindividualsigningthis AgreementonbehalfoftheBorroweragreetosubmittothejurisdictionofsuchcourts.Theprevailingpartyshallbeentitledtorecoverfromtheotherpartyitsreasonableattorney’sfees andcosts.IntheeventthatanyprovisionofthisNoteisinvalidorunenforceableunderany applicablestatuteorruleoflaw,thensuchprovisionshallbedeemedinoperativetotheextentthatitmayconflicttherewithandshallbedeemedmodifiedtoconformwithsuchstatuteorruleoflaw.AnysuchprovisionwhichmayproveinvalidorunenforceableunderanylawshallnotaffectthevalidityorunenforceabilityofanyotherprovisionofthisNote.Nothingcontained hereinshallbedeemedoroperatetoprecludetheHolderfrombringingsuitortakingotherlegalactionagainsttheBorrowerinanyotherjurisdictiontocollectontheBorrower’sobligationsto Holder,torealizeonanycollateraloranyothersecurityforsuchobligations,ortoenforceajudgmentorotherdecisioninfavoroftheHolder.ThisNoteshallbedeemedan unconditionalobligationofBorrowerforthepaymentofmoneyand,withoutlimitationto anyotherremediesofHolder,maybeenforcedagainstBorrowerbysummaryproceeding pursuanttoCaliforniaCivilProcedureLawandRulesSection3213oranysimilarruleorstatuteinthejurisdictionwhereenforcementissought.Forpurposesofsuchruleorstatute,anyotherdocumentoragreementtowhichHolderandBorrowerarepartiesorwhichBorrowerdeliveredtoHolder,whichmaybeconvenientornecessarytodetermineHolder’srightshereunderorBorrower’sobligationstoHolderaredeemedapartofthis Note,whetherornotsuchotherdocumentoragreementwasdeliveredtogetherherewith orwasexecutedapartfromthisNote.

                           CertainAmounts.WheneverpursuanttothisNotetheBorroweris requiredtopayanamountinexcessoftheoutstandingprincipalamount(ortheportionthereof requiredtobepaidatthattime)plusaccruedandunpaidinterestplusDefaultInterestonsuch interest,theBorrowerandtheHolderagreethattheactualdamagestotheHolderfromthereceiptofcashpaymentonthisNotemaybedifficulttodetermineandtheamounttobesopaid bytheBorrowerrepresentsstipulateddamagesandnotapenaltyandisintendedtocompensatetheHolderinpartforlossoftheopportunitytoconvertthisNoteandtoearnareturnfromthesaleofsharesofCommonStockacquireduponconversionofthisNoteatapriceinexcessofthepricepaidforsuchsharespursuanttothisNote.TheBorrowerandtheHolderherebyagreethatsuchamountofstipulateddamagesisnotplainlydisproportionatetothepossiblelosstotheHolderfromthereceiptofacashpaymentwithouttheopportunitytoconvertthisNoteinto sharesofCommonStock.

                           Disclosure.UponreceiptordeliverybytheCompanyofanynoticein accordancewiththetermsofthisNote,unlesstheCompanyhasingoodfaithdeterminedthatthemattersrelatingtosuchnoticedonotconstitutematerial,non-publicinformationrelatingtotheCompanyoranyofitsSubsidiaries,theCompanyshallwithinone(1)TradingDayafterany suchreceiptordelivery,publiclydisclosesuchmaterial,non-publicinformationonaCurrentReportonForm8-Korotherwise.IntheeventthattheCompanybelievesthatanoticecontains material,non-publicinformationrelatingtotheCompanyoranyofitsSubsidiaries,theCompanysoshallindicatetosuchHoldercontemporaneouslywithdeliveryofsuchnotice,and intheabsenceofanysuchindication,theHoldershallbeallowedtopresumethatallmatters relatingtosuchnoticedonotconstitutematerial,non-publicinformationrelatingtotheCompanyoritsSubsidiaries.

                           PurchaseAgreement.ByitsacceptanceofthisNote,eachpartyagreesto beboundbytheapplicabletermsofthePurchaseAgreement.

                           NoticeofCorporateEvents.Exceptasotherwiseprovidedbelow,theHolderofthisNoteshallhavenorightsasaHolderofCommonStockunlessandonlytotheextentthatitconvertsthisNoteintoCommonStock.TheBorrowershallprovidetheHolderwith priornotificationofanymeetingoftheBorrower’sshareholders(andcopiesofproxymaterials andotherinformationsenttoshareholders).IntheeventofanytakingbytheBorrowerofarecord of itsshareholders forthe purposeof determining shareholderswho areentitled toreceivepaymentofanydividendorotherdistribution,anyrighttosubscribefor,purchaseorotherwiseacquire(includingbywayofmerger,consolidation,reclassificationorrecapitalization)anyshareofanyclassoranyothersecuritiesorproperty,ortoreceiveanyotherright,orforthepurposeof determiningshareholderswhoareentitledtovoteinconnectionwithanyproposedsale,leaseor conveyanceofallorsubstantiallyalloftheassetsoftheBorroweroranyproposedliquidation, dissolutionorwindingupoftheBorrower,theBorrowershallmailanoticetotheHolder,atleasttwenty(20)dayspriortotherecorddatespecifiedtherein(orthirty(30)dayspriortotheconsummationofthetransactionorevent,whicheverisearlier),ofthedateonwhichanysuch recordistobetakenforthepurposeofsuchdividend,distribution,rightorotherevent,andabriefstatementregardingtheamountandcharacterofsuchdividend,distribution,rightorother eventtotheextentknownatsuchtime.TheBorrowershallmakeapublicannouncementofany eventrequiringnotificationtotheHolderhereundersubstantiallysimultaneouslywiththenotificationtotheHolderinaccordancewiththetermsofthisSection4.9.

                           Remedies.TheBorroweracknowledgesthatabreachbyitofits obligationshereunderwillcauseirreparableharmtotheHolder,byvitiatingtheintentand purposeofthetransactioncontemplatedhereby.Accordingly,theBorroweracknowledgesthattheremedyatlawforabreachofitsobligationsunderthisNotewillbeinadequateandagrees,in theeventofabreachorthreatenedbreachbytheBorroweroftheprovisionsofthisNote,thattheHoldershallbeentitled,inadditiontoallotheravailableremediesatlaworinequity,andin additiontothepenaltiesassessableherein,toaninjunctionorinjunctionsrestraining,preventing orcuringanybreachofthisNoteandtoenforcespecificallythetermsandprovisionsthereof, withoutthenecessityofshowingeconomiclossandwithoutanybondorothersecuritybeing required.

                           UnconditionalObligation;NoOffset.Borroweracknowledgesthatthis Noteisanunconditional,valid,bindingandenforceableobligationofBorrowernotsubjectto offset,deductionorcounterclaimofanykind.BorrowerherebywaivesanyrightsofoffsetitnowhasormayhavehereafteragainstLender,itssuccessorsandassigns,andagreestomakethepaymentsorconversionscalledforhereininaccordancewiththetermsofthisNote.

                           Severability.IfanyprovisionofthisNoteisinvalid,illegalor unenforceable,thebalanceofthisNoteshallremainineffect,andifanyprovisionisinapplicabletoanypersonorcircumstance,itshallneverthelessremainapplicabletoallotherpersonsand circumstances.Ifitshallbefoundthatanyinterestorotheramountdeemedinterestduehereundershallviolateapplicablelawsgoverningusury,theapplicablerateofinterestduehereundershallautomaticallybeloweredtoequalthemaximumpermittedrateofinterest.TheBorrowercovenants(totheextentthatitmaylawfullydoso)thatitshallnotatanytimeinsistupon,plead,orinanymannerwhatsoeverclaimortakethebenefitoradvantageof,anystay, extensionorusurylaworotherlawwhichwouldprohibitorforgivetheBorrowerfrompaying alloranyportionoftheprincipaloforinterestonthisNoteascontemplatedherein,wherever enacted,noworatanytimehereafterinforce,orwhichmayaffectthecovenantsortheperformanceofthisindenture,andtheBorrower(totheextentitmaylawfullydoso)hereby expresslywaivesallbenefitsoradvantageofanysuchlaw,andcovenantsthatitwillnot,by resorttoanysuchlaw,hinder,delayorimpededtheexecutionofanypowerhereingrantedtotheHolder,butwillsufferandpermittheexecutionofeverysuchasthoughnosuchlawhasbeen enacted

INWITNESSWHEREOF,BorrowerhascausedthisNotetobesignedinitsnamebyitsduly authorizedofficerthis28thdayofJuly,2015.

MAXSOUNDCORPORATION

By:

Name GregHalpern

Title Chairman&ChiefFinancialOfficer